UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 22, 2010


                                  SEAOSPA, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Nevada                      000-53640                 26-1359430
       (State or Other                 (Commission              (IRS Employer
Jurisdiction of Incorporation)         File Number)          Identification No.)

     3 Ha'hishtadrut St. Suite #6
          Kiryat Yam, Israel                                        29056
(Address of Principal Executive Office)                          (Zip Code)

      Registrant's telephone number, including area code: +1 (877) 841-5343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 22, 2010, Seaospa, Inc., a Nevada corporation ("Seaospa" or "Company"), appointed Messrs. Bruce Goldstein, Maurizio Vecchione, and Barry Hall to the Company's board of directors. Messrs. Goldstein, Vecchione, and Hall were appointed to the Company's board of directors pursuant to a Share Exchange
Agreement, dated March 5, 2010 (the "Exchange Agreement") by and among the Company, certain stockholders of the Company, Thwapr, Inc., a Delaware corporation, which is a mobile to mobile video and photo service provider ("Thwapr"), and certain stockholders of Thwapr. The Exchange Agreement was filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on March 9, 2010.

Messrs. Goldstein, Vecchione, and Hall have not previously held any positions with the Company, and there are no related party transactions between the Company and Messrs. Goldstein, Vecchione, and Hall that are reportable under
Item 404(a) of Regulation S-K. As of the date of this Current Report on Form 8-K, Messrs. Goldstein, Vecchione, and Hall have not been named to any committee of the board of directors.

BRUCE GOLDSTEIN

Since November 2008, Mr. Goldstein has served as the Chief Executive Officer of Thwapr. Prior to becoming CEO, Mr. Goldstein served as the acting President of Thwapr from March 2007 to November 2008. Mr. Goldstein has been a director of Thwapr since March 2007. Mr. Goldstein was appointed CEO pursuant to an agreement between Universal Management, Inc. and Thwapr dated November 2008. Mr. Goldstein also presently serves as managing partner of Synthetica Holdings, LLC ("Synthetica"). Synthetica provides consulting and advisory services. Mr. Goldstein concurrently serves as the President and CEO of Universal Management, Inc., where he has served for the past five years.

MAURIZIO VECCHIONE

Since March 2007, Mr. Vecchione has been a board member and the Chairman of the Board of Thwapr. Mr. Vecchione currently serves as a board member and Chairman pursuant to a shareholder' s agreement between Synthetica (America) Ltd., a management consulting firm of which he is the Chairman, and Thwapr, dated November 2008. Mr. Vecchione has been the President & CEO of CompuMed, Inc. an eHealth and telemedicine company, since June 2007. He is also a member and the Chairman of the board of directors of Synthetica (America) Ltd., a management consultant and California finance lender, a position he has held since November 1998. Synthetica (America) Ltd. has provided consulting services to Thwapr. He is also a member of the Board of Directors and the Chairman of The IDEAS Studio, Inc. an educational media company, a position he has held since March 2003. Mr. Vecchione was also a Managing Director of Synthetica Holdings LLC, a consulting firm from July 2004, and from July 2004 through September 2006, he was CEO of Trestle Holdings, Inc. a medical imaging device company.

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
BARRY HALL

Since November 2008, Mr. Hall has served as the Chief Financial Officer of Thwapr. Mr. Hall had served as acting CFO of Thwapr from March 2007 to November 2008. Since March 2007, Mr. Hall has been a director of Thwapr. Mr. Hall was appointed CFO pursuant to a shareholder's agreement between Carlaris, Inc. ("Carlaris") and Thwapr, dated November 2008. Since January 2002, Mr. Hall has served as a managing director of Synthetica Holdings LLC, a consulting firm. Mr. Hall concurrently serves as the President of Carlaris, which provides consulting services to Thwapr pursuant to a consulting agreement between Carlaris and Thwapr, dated April 1, 2009. Since May 2007, Mr. Hall has served as the
President of Hall Manor, Inc., a California based management and financial consulting firm. From July 2004 until September 2006, Mr. Hall was the President and CFO of Trestle Holdings, Inc., a medical imaging device company.

The Company previously filed and mailed the Information Statement required under Rule 14(f)-1 to its stockholders on or about March 10, 2010, and the ten-day period prior to the change in the majority of the Company's directors as required under Rule 14(f)-1 expired on March 20, 2010.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2010                      SEAOSPA, INC.



                                          By: /s/ Yakov Terner
                                             ---------------------------------
                                             Yakov Terner
                                             President


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